UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 24, 2006, the 2004 Employment Inducement Award Plan (the “2004 Plan”) of Magma Design Automation, Inc. (“Magma”) was amended by the Compensation Committee of the Board of Directors (the “Committee”) to increase the maximum aggregate number of shares of Magma’s common stock reserved for issuance pursuant to equity awards under the 2004 Plan from 1,000,000 shares to 2,000,000 shares.

Under the 2004 Plan, Magma (with the approval of the Committee) may grant non-qualified stock options to “New Hire” employees who are not executive officers of the Company. These employees may also be awarded restricted common shares, stock appreciation rights (“SARs”) or stock unit awards (“Stock Units”). The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the 2004 Plan is 2,000,000 shares as a result of the amendment described above. The Committee determines whether an award may be granted, the number of shares/options awarded, the date an award may be exercised, vesting and the exercise price. Each award must be subject to an agreement between each applicable employee and Magma. The term of the 2004 Plan continues until May 4, 2011 unless it is terminated earlier in accordance with its terms. The 2004 Plan has not been approved by Magma’s shareholders under the exception provided in Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) to the shareholder approval requirements of The Nasdaq Stock Market.

The foregoing description of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, as amended, which is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	2004 Employment Inducement Award Plan, as amended January 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: January 30, 2006

	By:	/s/ Peter Teshima
Peter Teshima
Vice President- Finance

EXHIBIT INDEX TO

MAGMA DESIGN AUTOMATION, INC.

CURRENT REPORT ON FORM 8-K

Exhibit No.	Exhibit Description
10.1	2004 Employment Inducement Award Plan, as amended January 24, 2006